UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

Aura Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17249	95-4106894
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

10541 Ashdale Avenue, Stanton, CA	90680
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 643-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement.

On January 27, 2017, the Registrant entered into a Sino-Foreign Cooperative Joint Venture Contract (the “JV Agreement”) with Jiangsu AoLunTe Electrical Machinery Industrial Co., Ltd. (“AoLunTe”) pursuant to which the parties will establish a joint venture company (the “JV”) for the purposes of manufacturing and distributing certain mobile power products based on the Registrant’s patented, integrated, mobile power generator and power management system that installs in a motor vehicle and deliver, on-location, both AC and DC electricity for any end user, as well as such other products as may be agreed upon from time to time between Registrant and the JV (collectively, the “Selected Mobile Power Products”) , in the People’s Republic of China (“PRC”). The business of the JV is limited to the manufacturing, marketing and sale, repair and maintenance of Selected Mobile Power Products for commercial and military use.

Pursuant to the JV Agreement, AoLunTe will own 51% of the JV and Registrant will own 49%, and profits will be distributed based on the ownership interest of each party. AoLunTe will contribute the RMB equivalent of $500,000 in cash within 30 days after the Establishment Date (as defined), as well as tangible and intangible assets (including but not limited to equipment, land and facilities of the site for the JV) not later than 180 days after the Establishment Date valued at 9.25 million in US dollars. The “Establishment Date” is the first business day after receive of the certificate of approval issued by the PRC governmental authority responsible for approving the JV Agreement and the Articles of Association of the JV. Registrant will contribute the RMB equivalent of $250,000 in US dollars within 45 days after the Establishment Date, as well as an exclusive, non-assignable, and royalty-free license in the PRC to use Registrant’s intellectual property with respect to the Selected Mobile Power Products in the form attached to the JV Agreement (the “Technology Licensing Agreement”).

Contributions by Registrant and AoLunTe to the JV are conditioned upon the issuance of approval for the establishment of the JV by the applicable PRC governmental authorities and the issuance of a business license to the JV which authorizes the full business scope of the JV, and in each instance the approval by Registrant and AoLunTe of any changes required to the JV Agreement, Articles of Association of business scope of the JV.

The JV shall be governed by a Board of Directors, consisting of three directors nominated by AoLunTe and three directors nominated by Registrant. All “Major Decisions” of the Board, which are specified in a schedule to the JV Agreement, require the vote of two-thirds of the directors, including at least one director nominated by Registrant and one director nominated by AoLunTe. All other decisions of the Board require the approval of a simple majority of directors. A general manager appointed by the Board upon the nomination of AoLunTe shall be responsible for the day-to-day operation and management of the JV, while a financial controller to be appointed by the Board upon the nomination of Registrant shall be responsible for the financial management of the JV, under the supervision of the Board.

The term of the JV Agreement is 30 years from the Establishment Date, subject to extension by mutual written agreement of the parties. The JV Agreement may be terminated sooner by the written agreement of the parties or in the event of certain specified events, including without limitation a material breach of the JV Agreement which is not remedied (if capable of remedy) within 30 days after written notice of such breach is provided to the other party.

Pursuant to the JV Agreement, AoLunTe will purchase from Registrant $1,250,000 of product, payable in four payments after the Establishment Date in the amounts of $500,000, $250,000, $250,000, and $250,000. The fourth payment will be offset against a prior advance for products paid by AoLunTe to Aura.

The Technology Licensing Agreement must be signed by both parties within fifteen (15) days after the Establishment Date, but shall not become effective until AoLunTe’s first instalment of its capital contribution to the JV. Any improvements to Registrant’s licensed technology shall belong to Registrant. The Technology Licensing Agreement will continue until the JV Agreement expires or is terminated, unless earlier terminated as provided therein. The Technology Licensing Agreement may be terminated early by a party in the event of a breach of the agreement which is not cured (if capable of cure) within 30 days after service of written notice of such default, or a force majeure event that significantly interferes with the normal functioning of either party and no solution has been found for at least six months. In addition, the Technology Licensing Agreement will terminate immediately if the JV becomes insolvent, a termination application is filed by the JV to liquidate the JV, or the JV has filed against it a petition under any bankruptcy code or similar petition under any insolvency law of any jurisdiction.

AoLunTe is required by the JV Agreement to purchase 10 million shares of Registrant’s Common Stock (such number prior to a contemplated 1-for-7 reverse stock split by Registrant) for an aggregate of $2,000,000 pursuant to a Securities Purchase Agreement, the form of which is attached to the JV Agreement. The Securities Purchase Agreement contemplates that the first installment of $1,000,000 will be paid into a mutually-agreed escrow account no later than February 22, 2017, and be released from escrow to Registrant on the first business day of the later of (i) delivery by Registrant to AoLunTe of a certificate for the 5 million shares or (ii) receipt of the certificate of approval issued by the applicable PRC governmental authority approving the JV Agreement and the Articles of Association of the JV, subject in either case to satisfaction or waiver of the conditions to closing set forth in the Securities Purchase Agreement, namely the execution of all applicable documents, the payment of the purchase price, the delivering of the stock certificate for the applicable shares of common stock, and the representations and warranties of the parties in the Securities Purchase Agreement being true and correct in all material respects. The sale of the second installment of 5 million shares shall close on the third business day following approval by the stockholders of Registrant of resolutions electing a new board of directors of at least seven directors and approving an amendment to the Certificate of Incorporation of Registrant to effect up to a 1-for-7 reverse stock split of Registrant’s Common Stock. The shares of Common Stock to be sold to AoLunTe will be sold pursuant to Regulation S under the Securities Act of 1933, as amended, and will not be offered or sold to a U.S. person or for the account or benefit of a U.S. person prior to the end of the restricted period provided by Regulation S and any other applicable law.

Copies of the Refinancing Agreement and the Note are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by this reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 – Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 with respect to the contemplated sale of Common stock to AoLunTe is hereby incorporated herein by this reference.

SECTION 8 – OTHER EVENTS

Item 8.01 – Other Events.

The Registrant currently is delinquent in filing its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and consequently neither the narrative nor the financial information contained in the most recent such reports should be relied upon as presenting a materially accurate description of the current business or financial condition of the Registrant. The Registrant will seek to become current in its filings with the Securities and Exchange Commission as soon as reasonably practicable.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

10.1	Sino-Foreign Cooperative Joint Venture Contract dated January 27, 2017 between Aura Systems, Inc. and Jiangsu AoLunTe Electrical Machinery Industrial Col, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURA SYSTEMS, INC.
(Registrant)
Date: January 31, 2017

	By	/s/ Melvin Gagerman
Melvin Gagerman
Chief Executive Officer
Chief Financial Officer